                                                  EXHIBIT 3. ARTICLES AND BYLAWS


(STATE SEAL)               ARTICLES OF INCORPORATION
      STATE FORM 4159 (R 12/1-03) APPROVED BY STATE BOARD OF ACCOUNTS, 2003

Instructions:     Use 81/2x 11 white paper for attachments.
                  Present original and two (2) copies to
                  address below.
                  Please TYPE or PRINT
                  Please visit our office on the web at www.sos.in.gov

                  I.C. 23-1-21-2
                  Filing Fee $90.00

                  Todd Rokita
                  Secretary of State
                  Corporations Division
                  302 W. Washington Street, Room E018
                  Indianapolis, Indiana 46204
                  Telephone:  317/232-6576


                            ARTICLES OF INCORPORATION

The undersigned, desiring to form a corporation (hereinafter referred to as "Corporation") pursuant to the provisions of:

 XX   Indiana Business Corporation Law
-----

----- Indiana Professional Corporation Act 1983, Indiana Code 23-1.5-1-1, et seq. (Professional corporations must include Certificate of Registration.)

As amended, executes the following Articles of Incorporation:


                      ARTICLE I - NAME AND PRINCIPAL OFFICE

Name of Corporation (the name must include the word "Corporation," "Incorporated," "Limited," "Company" or an abbreviation thereof.)
ALANAR REAL ESTATE INVESTMENT TRUST SERIES 1 CORPORATION

Principal Office:  the address of the principal office of the Corporation is:

Post Office Address              City                 State             Zip Code
-------------------              ----                 -----             --------
101 South Main Street            Sullivan             IN                47882

                    ARTICLE II - REGISTERED OFFICE AND AGENT

Registered Agent: The name and street address of the Corporation's Registered Agent and Registered Office for service of process are:

Name of Registered Agent  James A. Klimek, Esq.

Address of Registered Office (street or building)      City           State        Zip Code
-------------------------------------------------      ----           -----        --------
1700 One American Square Box 82053                     Indianapolis   IN           46282

                         ARTICLE III - AUTHORIZED SHARES

Number of shares the Corporation is authorized to issue: 5,000,000. If there is more than one class of shares, shares with rights and preferences, list such information as "Exhibit A."


                           ARTICLE IV - INCORPORATORS
      [THE NAME(S) AND ADDRESS(ES) OF THE INCORPORATORS OF THE CORPORATION]

Name                            Number and Street or Building       City            State        Zip Code
----                            -----------------------------       ----            -----        --------
James A. Klimek, Esq.           1700 One American Square            Indianapolis    IN           46282

---------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------

In Witness Whereof, the undersigned being all the incorporators of said Corporation execute these Articles of Incorporation and verify, subject to penalties of perjury, that the statements contained herein are true this 3rd day of July, 2003.

Signature                                               Printed Name

/s/                                                     James A. Klimek, Esq.
------------------------------------------------        ------------------------

Signature                                               Printed Name

------------------------------------------------        ------------------------

Signature                                               Printed Name

------------------------------------------------        ------------------------

This instrument was prepared by: (name)
James A. Klimek, Esq.


Address (number, street, city and state)                             Zip Code
1700 One American Sq., Box 82053, Indianapolis, IN                   46282

                                     BYLAWS

                                       OF

            ALANAR REAL ESTATE INVESTMENT TRUST SERIES 1 CORPORATION

                                     BYLAW 1
                                   DEFINITIONS

1.01. Definitions. For purposes of these Bylaws:

(a) "Acquisition Expenses" means expenses including but not limited to legal fees and expenses, travel and communications expenses, costs of appraisals, nonrefundable option payments on property not acquired, accounting fees and expenses, title insurance, and miscellaneous expenses related to selection and acquisition of properties, whether or not acquired.

(b) "Acquisition Fee" means the total of all fees and commissions paid by any party in connection with making or investing in mortgage loans or the purchase, development or construction of property by the Company. Included in the computation of such fees or commissions shall be any real estate commission, selection fee, Development Fee, nonrecurring management fee, loan fees or points or any fee of a similar nature, however designated. Excluded shall be Development Fees and Construction Fees paid to Persons not affiliated with the Sponsor in connection with the actual development and construction of a project.

(c) "Administrator" means the official or agency administering the securities laws of a jurisdiction.

(d) "Adviser" means the Person responsible for directing or performing the day-to-day business affairs of the Company, including a Person to which an Adviser subcontracts substantially all such functions.

(e)  "Affiliate" An Affiliate of another Person includes any of the following:

     (i) Any Person directly or indirectly owning, controlling, or holding, with power to vote ten percent or more of the outstanding voting securities of such other Person;

     (ii) Any Person ten percent or more of whose outstanding voting securities are directly or indirectly owned, controlled or held, with power to vote, by such other Person;

     (iii) Any Person directly or indirectly controlling, controlled by, or under common control with such other Person;

     (iv) Any executive officer, director, trustee or general partner of such other Person; and

     (v) Any legal entity for which such Person acts as an executive officer, director, trustee or general partner.

(f) "Average Invested Assets" means for any period the average of the aggregate book value of the assets of the Company invested, directly or indirectly, in equity interests in and loans secured by real estate, before reserves for depreciation or bad debts or other similar non-cash reserves computed by taking the average of such values at the end of each month during such period.

(g) "Beneficial Ownership" means ownership of shares by a Person (whether or not treated as an individual for purposes of Section 544 of the Code) who is the direct owner of such shares or would be treated as the owner of such shares either directly or Constructively through the application of Section 544 of the Code, as modified by Section 856(h)(1)(B) of the Code. "Beneficial Owner," "Beneficially Owns," "Beneficially Own," and "Beneficially Owned" have correlative meanings.

(h) "Board," "Board of Directors," and "Directors," mean the board of directors designated by Bylaw 4.

(i)  "Code" means the Internal Revenue Code of 1986, as amended.

(j) "Company" means Alanar Real Estate Investment Trust Series 1 Corporation, the Indiana Corporation governed by these Bylaws.

(k) "Competitive Real Estate Commission" means a real estate or brokerage commission paid for the purchase or sale of a property which is reasonable, customary and competitive in light of the size, type and location of such property.

(l) "Construction Fee" means a fee or other remuneration for acting as general contractor or construction manager to construct improvements, supervise and coordinate projects or to provide Major Repairs or Rehabilitation on the Company's property.

(m) "Constructive Ownership" means ownership of shares by a Person who would be treated as an owner of such shares, either directly or Constructively, through the application of Section 318 of the Code, as modified by Section 856(d)(5) of the Code. The terms "Constructive Owner," "Constructively Owns," "Constructively Owning" and "Constructively Owned" shall have correlative meanings.

(n) "Development Fee" means a fee for the packaging of the Company's property, including negotiating and approving plans and undertaking to assist in obtaining zoning and necessary variances and necessary financing for the specific property, either initially or at a later date.

(o) "Employees' Security Company" means an investment company or similar issuer all of the outstanding securities of which (other than short-term paper) are beneficially owned:

     (i) By the employees or persons on retainer of a single employer or two or more employers each of which is an affiliated company of the other;

     (ii)  By former employees of such employers;

     (iii) By members of the immediate family of such employees, persons on retainer, or former employees;

     (iv) By any two or more of the classes of Persons set out in Bylaw 1.01(o)(i)-(iii); or

     (v) By such employer or employers together with any one or more of the classes of Persons set out in Bylaw 1.01(o)(i)-(iii).

(p) "Government Security" means any security issued or guaranteed as to principal or interest by the United States, or by a Person controlled or supervised by and acting as an instrumentality of the Government of the United States pursuant to authority granted by the Congress of the United States; or any certificate of deposit for any of the foregoing.

(q) "Independent Expert" means a Person with no material current or prior business or personal relationship with the Advisor or Directors who is engaged to a substantial extent in the business of rendering opinions regarding the value of assets of the type held by the Company.

(r) "Initial Investment" means that portion of the initial capitalization of the Company contributed by the Sponsor or its Affiliates pursuant to Bylaw 8.10(a).


(s) "Independent Directors" means Directors of the Company who are not associated and have not been associated within the last two years, directly or indirectly, with the Sponsor or Adviser or Company.


     (i) A Director shall be deemed to be associated with the Sponsor or Adviser if he or she:

          (A) Owns an interest in the Sponsor, Adviser or any of their Affiliates; or

          (B)  Is employed by the Sponsor, Adviser or any of their Affiliates;
          or

          (C) Is an officer or director of the Sponsor, Adviser or any of their Affiliates; or

          (D)  Performs services, other than as a Director, for the Company; or

          (E) Is a director for more than three real estate investment trusts organized by the Sponsor or advised by the Adviser; or

          (F) Has any material business or professional relationship with the Sponsor, Adviser or any of their Affiliates.

     (ii) For purposes of determining whether or not the business or professional relationship is material, the gross revenue derived by the prospective Independent Director from the Sponsor and Adviser and Affiliates shall be deemed material per se if it exceeds 5% of the prospective Independent Director's:

          (A) Annual gross revenue, derived from all sources, during either of the last two years; or

          (B)  Net worth, on a fair market basis.

     (iii) An indirect relationship shall include circumstances in which a Director's spouse, parents, children, siblings, mothers- or fathers-in-law, sons- or daughters-in-law or brothers- or sisters-in-law is or has been associated with the Sponsor, Adviser, any or their Affiliates or the Company.

(t)  "Investment Securities" means all securities except:

     (i)   Government Securities;

     (ii)  Securities issued by Employees' Securities Companies; and

     (iii) Securities issued by majority-owned subsidiaries of the owner which:

           (A)  Are not investment companies; and

           (B) Are not relying on the exception from the definition of investment company in paragraph (1) or (7) of Section 3(c) of the Investment Company Act of 1940, as amended.

(u) "Net Assets" means the total assets (other than intangibles) at cost before deducting depreciation or other non-cash reserves less total liabilities, calculated at least quarterly on a basis consistently applied.

(v) "Net Income" means for any period total revenues applicable to such period other than additions to reserves for depreciation or bad debts or other similar non-cash reserves. If the Advisor receives an incentive fee, Net Income, for purposes of calculating Total Operating Expenses in Bylaw 9.02 shall exclude the gain from the sale of the Company's assets.

(w) "Organization and Offering Expenses" means all expenses incurred by and paid from the assets of the Company in connection with and in preparing the Company for registration and subsequently offering and distributing it to the public, including, but not limited to, total underwriting and brokerage discounts and commissions (including fees of the underwriter's attorneys), expenses for printing, engraving, mailing, salaries of employees while engaged in sales activity, charges of transfer agents, registrars, trustees, escrow holders, depositaries, experts, expenses of qualification of the sale of securities under Federal and State laws, including taxes and fees, accountants' and attorneys' fees.

(x) "Ownership Limit," initially means 9.8%, in number of shares or value, of the issued and outstanding shares of the Company and, after any adjustment contemplated by Bylaw 10.07, shall mean such lesser or greater percentage of such shares as so adjusted. The number and value of the issued and outstanding shares of the Company shall be determined by the Board in good faith, which determination shall be conclusive.

(y) "Person" means any natural person, partnership, corporation, association, trust, limited liability company or other legal entity.

(z) "Shareholder List" means an alphabetical list of the names, addresses and telephone numbers of the shareholders of the Company along with the number of shares held by each of them.


(aa) "Sponsor" means any Person directly or indirectly instrumental in organizing, wholly or in part, the Company or any Person who will control, manage or participate in the management of the Company, and any Affiliate of such Person. Not included is any Person whose only relationship with the Company is that of an independent property manager of Company assets, and whose compensation is as such. Sponsor does not include wholly independent third parties such as attorneys, accountants and underwriters whose only compensation is for professional services.


(bb) "Total Operating Expenses" means aggregate expenses of every character paid or incurred by the Company as determined under generally accepted accounting, principles including Adviser's fees, but excluding:

     (i) The expenses of raising capital such as Organization and Offering Expenses, legal, audit, accounting, underwriting, brokerage, listing, registration and other fees, printing and other such expenses, and tax incurred connection with the issuance, distribution, transfer, registration and stock exchange listing of the Company's shares;

     (ii)  Interest payments;

     (iii) Taxes;

     (iv) Non-cash expenditures such as depreciation, amortization and bad debt reserves;

     (v) Incentive fees paid in compliance with Bylaw 9.04, notwithstanding Bylaw 1.01(bb)(vi);

     (vi) Acquisition Fees, Acquisition Expenses, real estate commissions on resale of property and other expenses connected with the acquisition, disposition, and ownership of real estate interests, mortgage loans, or other property, (such as the costs of foreclosure, insurance premiums, legal services, maintenance, repair and improvement of property).

(cc) "Transfer" means a sale, transfer, gift, assignment, devise or other disposition of shares, whether voluntary or involuntary, whether of record, Constructively or Beneficially and whether by operation of law or otherwise, including:

     (i) The granting of any option or entering into any agreement for the sale, transfer or other disposition of shares;

     (ii) The sale, transfer, assignment or other disposition of any securities or rights convertible into or exchangeable for shares, debt or any security of the Company for shares; and

     (iii) Any transfer or other disposition of any interest in shares as a result of a change in the marital status of the holder of such share.

(dd) "Unimproved Real Property" means property of the Company which has the following characteristics:

     (i) Property in which the Company owns an equity interest but which was not acquired for the purpose of producing rental or other operating income;

     (ii)  Property on which no development or construction is in process; and

     (iii) Property on which no development or construction in good faith is planned to commence within one year.


                                     BYLAW 2
                                     OFFICES

     2.01. Offices. The Company shall have its registered office in the State of Indiana and may have such other offices and places of business within or without the State of Indiana as the Board may from time to time determine or the business of the Company may require.

                                     BYLAW 3
                                  SHAREHOLDERS

     3.01. Place of Meetings. Meetings of shareholders for any purpose may be held at such place or places, either within or without the State of Indiana, as shall be designated by the Board, or by the president of the Company with respect to shareholder meetings called by him.

     3.02. Annual Meeting. There shall be an annual meeting of the shareholders of the Company upon reasonable notice and within a reasonable period (not less than 30 days) following delivery of the annual report. The Directors, including the Independent Directors, shall take reasonable steps to insure that such notice and meeting take place. At such meeting, the shareholders shall elect the Board and transact such other business as may properly come before the meeting.

     3.03. Special Meetings. Special meetings of the shareholders may be called by the president, by a majority of the Directors, and shall be called by an officer of the Company upon written request of shareholders holding in the aggregate not less than 10% of the outstanding shares of the Company entitled to vote at such meeting. Upon receipt of a written request, either in person or by mail, of a meeting and the purpose of such meeting to be held on a date not less than fifteen nor more than sixty days after the distribution of such notice, at a time and place specified in the request, or if none is specified, at a time and place convenient to shareholders.

     3.04. Quorum. At all meetings of shareholders, the holders of a majority of shares issued and outstanding and entitled to vote at such meeting, present in person or represented by proxy, shall constitute a quorum for the transaction of business, except as otherwise required by statute or these Bylaws. When a quorum is once present to organize a meeting, it is not broken by the subsequent withdrawal of any shareholder.

     3.05. Conduct of Meeting. Such Person as the Board may designate or, in the absence of such Person, the highest ranking officer of the Company who is present shall call to order any meeting of the shareholders and act as chairman of the meeting. In the absence of the secretary of the Company, the secretary of the meeting shall be such Person as the chairman appoints. The chairman of any meeting of the shareholders shall determine the order of business and the procedure at the meeting, including such regulations of the manner of voting and the conduct of discussion as seems to him in order.

     3.06. Voting. Voting shall be conducted as follows:

     (a) At all meetings of shareholders, each shareholder having the right to vote at such meeting may vote in person or by proxy, and, unless otherwise provided in the articles of incorporation of the Company or in any resolution providing for the issuance of any class or series of stock adopted by the Board, shall have one vote for each share of stock registered in his name. Election of Directors shall be by written ballot.

     (b) When a quorum is once present at any meeting of shareholders, a majority of the votes cast, whether in person or represented by proxy, shall decide any question or proposed action brought before such meeting, except for the election of Directors, who shall be elected by a plurality of the votes cast, or unless the question of action is one upon which a different vote is required by express provision of statute, in which case such provision shall govern the vote on the decision of such question or action.

     3.07. Adjourned Meetings. Any meeting of shareholders may be adjourned to a designated time and place by a vote of a majority in interest of the shareholders present in person or by proxy and entitled to vote, even though less than a quorum is present, or by the chairman of the meeting if a quorum of shareholders is not present. No notice of such adjourned meeting need be given, other than by announcement at the meeting at which adjournment is taken of the time and place to which such meeting is adjourned, and any business may be transacted at the adjourned meeting which might have been transacted at the meeting as originally called. However, if a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each shareholder of record entitled to vote at such meeting.

     3.08. Action by Written Consent of Shareholders. Except as otherwise provided in these Bylaws with respect to election of Directors or by applicable law, any action of the shareholders required or permitted to be taken at any regular or special meeting of shareholders may be taken without any such meeting, notice of meeting or vote if a consent in writing setting out the action to be taken by such consent is signed by the holders of outstanding shares having not fewer than the number of votes that would have been necessary to authorize such action at a meeting at which all shares entitled to vote were present and voted. Prompt notice of the taking of any such action shall be given to any shareholders entitled to vote who have not so consented in writing.

     3.09. Shareholders of Record. Shareholder record dates shall be determined as follows:

     (a) The shareholders from time to time entitled to notice of or vote at any meeting of shareholders or any adjournment of such meeting, or to express consent to any corporate action without a meeting, or entitled to receive payment of any distribution or allotment of any rights, or entitled to exercise any rights with respect to any change, conversion or exchange of shares, or for the purpose of any lawful action, shall be the shareholders of record as of the close of business on a date fixed in advance by the Board as the record date for any such purpose. Such a record date shall not be more than sixty (60) days nor fewer than ten (10) days before the date of such meeting, nor more than sixty (60) days prior to any other such action without a meeting.

     (b)  If the Board does not fix a record date:

          (i) The record date for the determination of shareholders entitled to notice of or to vote at a meeting of shareholders shall be as of the close of business on the day next preceding the day on which notice of such meeting is given, or, if no notice is given, the day next preceding the day on which the meeting is held; and

          (ii) The record date for determining shareholders for any other purpose shall be at the close of business on the day on which the resolution of the Board relating to such person is adopted.

     3.10. Shares Sold in a Private Offering. The voting rights per share of equity securities of the Company (other than the publicly held equity securities of the Company) sold in a private offering shall not exceed voting rights which bear the same relationship to the voting rights of the publicly held shares of the Company as the consideration paid to the Company for each privately offered equity security bears to the book value of each outstanding publicly held share.

     3.11. Powers of Shareholders. The holders of a majority of the then outstanding shares may, without the necessity for concurrence by the Directors, vote to:

     (a)  Amend these Bylaws;

     (b)  Terminate the Company;

     (c)  Elect the Directors; and

     (d)  Remove the Directors.

     3.12. Limitations on Voting of Shares. With respect to shares owned by the Adviser, the Directors or any Affiliate, neither the Adviser, nor the Trustees, nor any Affiliate may vote or consent on matters submitted to the shareholders regarding the removal of the Adviser, Directors or any Affiliate or any transaction between the Company and any of them. In determining the requisite percentage in interest of shares necessary to approve a matter on which the Adviser, Directors and any Affiliate may not vote or consent, any shares owned by any of them shall not be included.

     3.13. Liability of Shareholders. The shareholders of the Company shall be protected from liability as follows:

     (a)  The shares of the Company shall be non-assessable by the Company.

     (b) The shareholders of the Company shall not be personally liable on account of any contractual obligations undertaken by the Company.

     3.14. Reports. The Company shall cause to be prepared and mailed or delivered to each shareholder as of a record date after the end of the fiscal year and each holder of other publicly held securities of the Company within 120 days after the end of the fiscal year to which it relates an annual report for each fiscal year ending after the initial public offering of its securities which shall include:

     (a) Financial statements prepared in accordance with generally accepted accounting principles which are audited and reported by independent certified public accountants;

     (b) The ratio of the costs of raising capital during the period to the capital raised;

     (c) The aggregate amount of advisory fees and the aggregate amount of other fees paid to the Adviser and any Affiliate of the Adviser by the Company and including fees or charges paid to the Adviser and any affiliate of the Adviser by third parties doing business with the Company;

     (d) The Total Operating Expenses of the Company stated as a percentage of Average Invested Assets and as a percentage of its Net Income;

     (e) A report from the Independent Trustees that the policies being followed by the Company are in the best interests of its shareholders and the basis for such determination; and

     (f) Separately stated, full disclosure of all material terms, factors and circumstances surrounding any and all transactions including the Company, Directors, Adviser, Sponsor and any Affiliate of such Persons occurring in the year for which the annual report is made. Independent Directors shall be specifically charged with a duty to examine and comment in the report on the fairness of such transactions.

     3.15. Access to Records. Any shareholder and any designated representative of a shareholder shall be permitted access to all records of the Company at all reasonable times, and may inspect and copy any of them for any reasonable purpose. Inspection of the books and records of the Company by the Administrator shall be provided upon reasonable notice and during normal business hours. With regard to access to the list of shareholders of the Company, the following shall apply:

     (a) The Shareholder List shall be maintained as part of the books and records of the Company and shall be available for inspection by any shareholder or a shareholder's designated agent at the home office of the Company.

     (b)  The Shareholder List shall be updated at least quarterly.

     (c) A copy of the Shareholder List shall be mailed to any shareholder requesting the Shareholder List within ten days of the request. Such copy shall be printed in alphabetical order, on white paper, and in a readily readable type size (in no event smaller than 10-point type). A reasonable charge for copy work may be charged by the Company.

     (d) The purposes for which a shareholder may request a copy of the Shareholder List include, without limitation, matters relating to shareholders' voting, and the exercise of shareholders' voting rights under federal proxy laws.

     (e) If the Adviser or Directors of the Company neglects or refuses to exhibit, produce or mail a copy of the Shareholder List as requested, the Adviser and the Directors shall be liable to any shareholder requesting the list for the costs, including attorneys' fees, incurred by that shareholder for compelling the production of the Shareholder List, and for actual damages suffered by any shareholder by reason of such refusal or neglect. It shall be a defense that the actual purpose and reason for the requests for inspection or for a copy of the Shareholder List is to secure such list of shareholders or other information for the purpose of selling such list or copies thereafter of, or of using the same for a commercial purpose other than in the interest of the applicant as a shareholder relative to the affairs of the Company. The Company may require the shareholder requesting the Shareholder List to represent that the list is not requested for a commercial purpose unrelated to the shareholder's interest in the Company. The remedies provided by this Bylaw 3.15(e) to shareholders requesting copies of the Shareholder List are in addition to, and shall not in any way limit, other remedies available to shareholders under federal law or the laws of any state.

     3.16. Income and Net Worth. With regard to the income and net worth of shareholders, the following shall apply:

     (a)  Shareholders shall have:

          (i) A minimum annual gross income of $45,000 and a minimum net worth of $45,000; or

          (ii) A minimum net worth of $150,000.

     (b) For purposes of Bylaw 3.16(a), net worth shall be determined exclusive of home, home furnishings and automobiles.

     (c) In the case of sales to fiduciary accounts, these minimum standards shall be met by the beneficiary, the fiduciary account, or by the donor or grantor who directly or indirectly supplies the funds to purchase the shares if the donor or grantor is the fiduciary.

     3.17. Determination that Sale to Shareholder is Suitable and Appropriate. The following shall apply to the suitability and appropriateness of shares for shareholders:

     (a) The Sponsor and each Person selling shares on behalf of the Sponsor or the Company shall make every reasonable effort to determine that the purchase of shares is a suitable and appropriate investment for each shareholder.

     (b) In making this determination, the Sponsor or each Person selling shares on behalf of the Sponsor or Company shall ascertain that the prospective shareholder:

          (i) Meets the minimum income and net worth standards established in Bylaw 3.16(a);

          (ii) Can reasonably benefit from the Company based on the prospective shareholder's overall investment objectives and portfolio structure;

          (iii) Is able to bear the economic risk of the investment based on the prospective shareholder's overall financial situation; and

          (iv)  Has apparent understanding of:

                (A)  The fundamental risks of the investment;

                (B) The risk that the shareholder may lose the entire investment;

                (C)  The lack of liquidity of Company shares;

                (D) The background and qualifications of the Sponsor and Adviser; and

                (E)  The tax consequences of the investment.

     (c) The Sponsor or each Person selling shares on behalf of the Sponsor or the Company will make this determination on the basis of information it has obtained from a prospective shareholder. Relevant information for this purpose will include at least the age, investment objectives, investment experience, income, net worth, financial situation and other investments of the prospective shareholder, as well as any other pertinent factors.

     (d) The Sponsor or each Person selling shares on behalf of the Sponsor or the Company shall maintain records of the information used to determine that an investment in shares is suitable and appropriate for a shareholder. The Sponsor or each Person selling shares on behalf of the Company shall maintain these records for at least six years.

                                     BYLAW 4
                                    DIRECTORS

     4.01. Board. The management of the affairs, property and business of the Company shall be vested in the Board, the members of which need not be shareholders. In addition to the power and authority expressly conferred upon it by these Bylaws, the Board may take any action and do all such lawful acts and things on behalf of the Company as are not by statute or these Bylaws required to be taken or done by the shareholders.

     4.02. Number and Election. The following provisions shall apply to the
Directors:

     (a) The Company shall have a minimum of three Directors, each of whom (other than a Director elected to fill the unexpired term of another Director) is elected by the shareholders of the Company and who shall serve a term of one year.

     (b) Nothing in this Bylaw 4.02. shall prohibit a Director from being re-elected by the shareholders of the Company.

     (c)  A majority of the Directors shall be Independent Directors.

     (d) Independent Directors shall nominate replacements for vacancies amongst the Independent Directors' positions.

     (e) The Directors may establish such committees they deem appropriate (provided the majority of the members of each committee are Independent Directors).

     4.03. Duties of Directors. The Directors shall have the following duties:

     (a) At, or before, the first meeting of the Directors, the articles of incorporation of the Company and these bylaws shall be reviewed and ratified by a majority vote of the Directors and of the Independent Directors.

     (b) The Directors shall establish written policies on investments and borrowing and shall monitor the administrative procedures, investment operations and performance of the Company and the Adviser to assure that such policies are carried out.

     (c) A majority of the Independent Directors must approve matters to which this Bylaw 4.03 and Bylaws 8.09, 4.06, 4.07, 9.05, 9.01, 9.02, 9.03, 9.04,
     4.22, 4.23, 8.10, 8.01(g), 3.02, 3.03, 3.11(c) and 7.08. of these Bylaws apply.

     (d) The Directors, including the Independent Directors, shall be required to take reasonable steps to insure that the requirements of Bylaw 3.14, concerning reports to shareholders, are met.

     4.04. Experience of Directors. A Director shall have at least three years of relevant experience demonstrating the knowledge and experience required to successfully acquire and manage the type of assets being acquired by the Company. At least one of the Independent Directors shall have three years of actual direct experience in acquiring or managing the type of real estate to be acquired by the Company for his or her own account or as an agent.

     4.05. Fiduciary Duty. The Directors and Adviser shall be deemed to be in a fiduciary relationship to the Company and its shareholders. The Directors shall also have a fiduciary duty to the shareholders to supervise the relationship of the Company with the Adviser.

     4.06. Advisory Contract. The following provisions shall apply to the advisory contract of the Company:

     (a) It shall be the duty of the Directors to evaluate the performance of the Adviser before entering into or renewing an advisory contract. The criteria used in such evaluation shall be reflected in the minutes of the Board meeting in which such evaluation was made.

     (b) Each contract for the services of an Adviser entered into by the Directors shall have a term of no more than one year.

     (c) Each advisory contract shall be terminable by a majority of the Independent Directors, or the Adviser on sixty (60) days written notice without cause or penalty. In the event of the termination of such contract, the Adviser will cooperate with the Company and take all reasonable steps requested to assist the Directors in making an orderly transition of the advisory function.

     (d) The qualifications of the Adviser shall be set out in the prospectus relating the initial public offering of the shares of the Company and the Directors shall determine that any successor Adviser possesses sufficient qualifications to:

          (i)  Perform the advisory function for the Company; and

          (ii) Justify the compensation provided for in its contract with the Company.

     4.07. Liability and Indemnification. The Company shall follow the following liability and indemnification provisions:

     (a) Except as otherwise provided in this Section 4.07, the Company shall defend, indemnify and hold harmless its officers, Directors, Adviser and Affiliates for any loss suffered in connection with the performance of their duties for the Company and shall retain counsel on behalf of such persons for defense of any claims made against them arising from performance of their duties for the Company.

     (b) The Company shall not provide for indemnification of the Directors, Adviser or Affiliates for any liability or loss suffered by the Directors, Adviser or Affiliates, nor shall it provide that Directors, Advisers or Affiliates be held harmless for any loss or liability suffered by the Company, unless all the following conditions are met:

          (i) The Directors, Adviser or Affiliates have determined, in good faith, that the course of conduct which caused the loss or liability was in the best interests of the Company;

          (ii) The Directors, Adviser or Affiliates were acting on behalf of or performing services for the Company;

          (iii) Such liability or loss was not the result of:


                (A) Negligence or misconduct by the Directors, excluding the Independent Directors, Adviser or Affiliates; or


                (B) Gross negligence or willful misconduct by the Independent Directors.

     (c) Notwithstanding anything to the contrary contained in Bylaw 4.07(a), the Directors, Adviser or Affiliates and any persons acting as a broker-dealer shall not be indemnified by the Company for any losses, liabilities or expenses arising from or out of an alleged violation of federal or state securities laws by such party unless one or more of the following conditions are met:

          (i) There has been a successful adjudication on the merits on each count involving alleged securities law violations as to the particular indemnitee;

          (ii) Such claims have been dismissed with prejudice on the merits by a court of competent jurisdiction as to the particular indemnitee; and

          (iii) A court of competent jurisdiction approves a settlement of the claims against a particular indemnitee and finds that indemnification of the settlement and the related costs should be made, and the court considering the request for indemnification has been advised of the position of the Securities and Exchange Commission and of the published position of any state securities regulatory authority in which securities of the Company were offered and sold as to indemnification for violation of securities laws.

     (d) The advancement of Company funds to the Directors, Advisers or Affiliates for legal expenses and other costs incurred as a result of any legal action for which indemnification is being sought is permissible only if all the following conditions are satisfied:

          (i) The legal action relates to acts or omissions with respect to the performance of duties or services on behalf of the Company;

          (ii) The legal action is initiated by a third party who is not a shareholder of the Company or the legal action is initiated by a shareholder of the Company acting in this or her capacity as such and a court of competent jurisdiction specifically approves such advancement.

          (iii) The Directors, Adviser or Affiliates undertake to repay the advanced funds to the Company, together with the applicable legal rate of interest thereon, in cases in which such Directors, Advisers or Affiliates are found not to be entitled to indemnification.

     4.08. Annual and Regular Meetings. The annual meeting of the Board shall be held promptly after the annual meeting of shareholders, and regular meetings of the Board may be held at such times as the Board may from time to time determine. No notice shall be required for the annual or any regular meeting of the Board.

     4.09. Special Meetings. Special meetings of the Board may be called by the President, by an officer of the Company who is also a Director, or by any two
(2) Directors, upon three (3) day's notice to each Director either personally or by mail, telephone, or telefax, and if by telephone or telefax confirmed in writing before, at or after the meeting, setting out the time and place of such meeting. Notice of any special meeting need not be given, however, to any Director who submits a signed waiver of notice, before or after the meeting, or who attends the meeting without protesting prior to the conclusion of the meeting the lack of notice of such meeting.

     4.10. Place and Manner of Meetings. The place and manner of meetings of the Board shall be as follows:

     (a) The Board may hold its meetings, regular or special, at such places, either within or without the state of Indiana, as it may from time to time determine, or as shall be set out in any notice of such meeting.

     (b) Any meeting of the Board or any committee of the Board may be held by conference telephone or similar communications equipment by which all persons participating in the meeting can hear each other, and such participation shall constitute presence at the meeting.

     4.11. Adjourned Meetings. A majority of the Directors present, whether or not a quorum, may adjourn any meeting of the Board to another time and place. Notice of such adjourned meeting need not be given if the time and place of such adjourned meeting are announced at the meeting at which the adjournment is taken and if adjournment does not exceed ten days in any one adjournment.

     4.12. Quorum of Directors. A majority of the entire number of Directors shall constitute a quorum for the transaction of business, provided that with respect to any question on which a majority of Independent Directors is required for the approval of such question, a majority of the entire number of Independent Directors shall constitute a quorum for the transaction of business on such question. The entire number of Directors means the number of Directors the Company would have if there were no vacancies on the Board.

     4.13. Action of the Board. The vote of a majority of the Directors present at a meeting at which a quorum is present shall be the act of the Board, unless the question or action is one upon which a different vote is required by express provision of statute or these Bylaws, in which case such provision shall govern the vote on the decision of such question or action. Each Director present shall have one vote.

     4.14. Action by Written Consent of Directors. Any action required or permitted to be taken at any meeting of the Board or any committee of the Board may be taken without a meeting, if a written consent to such action is signed by all members of the Board or of such committee, and such written consent is filed with the minutes of proceedings of the Board or such committee.

     4.15. Resignation. A Director may resign at any time by giving written notice to the Board, the President or the Secretary of the Company. Unless otherwise specified in such notice, such resignation shall take effect upon receipt by the Board or such officer, and the acceptance of such resignation shall not be necessary to make it effective.

     4.16. Newly Created Directorships and Vacancies. Newly created directorships resulting from an increase in the number of Directors or vacancies occurring in the Board for any reason may be filled by a vote of the majority of Directors then in office, although fewer than a quorum, provided that the Independent Directors shall nominate replacements for vacancies amongst the Independent Directors' positions. A Director elected to fill a newly created directorship to fill any vacancy shall hold office until the next annual meeting of shareholders, and until his successor, if any, has been elected and qualified.

     4.17. Chairman. At all meetings of the Board, the Chairman of the Board or, if one has not been elected or appointed in his absence, a chairman chosen by the Directors present at such meeting, shall preside.

     4.18. Committees Appointed by the Board. The Board may, by resolution passed by a majority of the entire Board or by written consent of all of the Directors, designate one or more committees, each committee to consist of one or more of the Directors, provided that if any applicable state or federal securities law or regulations promulgated under such laws shall require that a majority of such committee be composed of Independent Directors, the Board shall take such action as shall be necessary to comply with such laws or regulations. The Board may also designate one or more Directors as alternate members of any committee who may replace any absent or disqualified committee member at any committee meeting. Any such committee, to the extent provided in the resolution, except as restricted by law, shall have and may exercise the powers of the Board in the management of the affairs, business and property of the Company, and may authorize the seal of the Company to be affixed to all papers that may require it.

     4.19. Compensation. Directors who are not salaried employees of the Company shall be paid ten thousand dollars ($10,000) per year and receive five hundred dollars ($500) for attendance at any meeting of the Board or any committee of the Board, except that such fees shall be payable only once if more than one such meeting is held the same day. Nothing contained in this Bylaw 4.19 shall be construed to preclude any Director from serving the Company in any other capacity and receiving compensation for such service.

     4.20. Limitations on Power of Board. Without concurrence of the holders of a majority of the issued and outstanding shares, the Board may not:

     (a) Amend these bylaws, except for amendments which do not adversely affect the rights, preferences and privileges of shareholders including amendments to provisions relating to Director qualifications, fiduciary duty, liability and indemnification, conflicts of interest, investment policies or investment restrictions;

     (b) Sell all or substantially all of the Company's assets other than in the ordinary course of business or in connection with liquidation and dissolution;

     (c)  Cause the merger of other reorganization of the Company; or

     (d) Dissolve or liquidate the Company, other than before the initial investment in property.

     4.21. Determination Regarding Fees and Expenses. The Independent Directors shall determine, from time to time but at least annually, that the total fees and expenses of the Company are reasonable in light of the investment performance of the Company, its Net Assets, its Net Income and the fees and expenses of other comparable unaffiliated real estate investment trusts. Each such determination shall be reflected in the minutes of the meeting of the Directors.

     4.22. Adviser Compensation. The Independent Directors shall determine from time to time and at least annually that the compensation which the Company contracts to pay to the Adviser is reasonable in relation to the nature and quality of services performed. The Independent Directors shall also supervise the performance of the Adviser and the compensation paid to it by the Company to determine that the provisions of such contract are being carried out. Each such determination shall be based on the factors set out below and all other factors the Independent Directors may deem relevant and the findings of such Directors on each of such factors shall be recorded in the minutes of the meeting of the Directors:

     (a) The size of the advisory fee in relation to the size, composition and profitability of the portfolio of the Company.

     (b) The success of the Adviser in generating opportunities that meet the investment objectives of the Company.

     (c) The rates charged by other real estate investment trusts and to investors other than real estate investment trusts by advisors performing similar services.

     (d) Additional revenues realized by the Adviser and any Affiliate through their relationship with the Company, including loan administration, underwriting or broker commissions, servicing, engineering, inspection and other fees, whether paid by the Company or by others with whom the Company does business.

     (e)  The quality and extent of service and advice furnished by the Adviser.

     (f) The performance of the investment portfolio of the Company, including income, conservation or appreciation of capital, frequency of problem investments and competence in dealing with distress situations.

     (g) The quality of the portfolio of the Company in relationship to the investments generated by the Adviser for its own account.

     4.23. Statement of Objectives. The Independent Directors shall review the investment policies of the Company with sufficient frequency and at least annually to determine that the policies being followed by the Company at any time are in the best interests of its shareholders. Each such determination and the basis for such determination shall be set out in the minutes of the Directors.

                                     BYLAW 5
                                    OFFICERS

     5.01. Officers, Election and Term. Officers shall be elected and serve as follows:

     (a) At its annual meeting, the Board shall elect or appoint a Chairman of the Board, a President, a Chief Executive Officer, one or more Executive Vice-Presidents, a Secretary and a Treasurer and may, in addition elect or appoint at any time such officers as it may determine. Any number of offices may be held by the same person, provided that no officer shall execute, acknowledge or verify any instrument in more than one capacity if such instrument is required by law or these Bylaws to be executed, acknowledged or verified by two or more officers.

     (b) Unless otherwise specified by the Board, each officer shall be elected or appointed to hold office until the annual meeting of the Board next following his election or appointment and until his successor, if any, has been elected or appointed and qualified, or until his earlier resignation or removal.

     (c) Any officer may resign at any time by giving written notice to the Board, the Chairman of the Board, the President or the Secretary of the Company. Unless otherwise specified in such notice, such resignation shall take effect upon receipt of such notice, and the acceptance of such resignation shall not be necessary to make it effective.

     (d) Any officer elected or appointed by the Board may be removed by the Board with or without cause. Any vacancy occurring in any office by reason of death, resignation, removal or otherwise may be filled by the Board.

     5.02. Powers and Duties. The officers, agents and employees of the Company shall each have such powers and perform such duties in the management of the affairs, property and business of the Company, subject to the control of and limitation by the Board, as generally pertain to their respective offices, as well as such powers and duties as may be authorized from time to time by the Board. Without limiting such general powers and duties, the following officers shall have the following powers and duties:

     (a) The Chairman of the Board shall be the Chief Executive Officer of the Company. Subject to the provisions of these Bylaws and to the direction of the Board, he shall have the responsibility for the general management and control of the affairs and business of the Company and shall perform all duties and have all powers which are commonly incident to the office of the chief executive or which are delegated to him by the Board.

     (b) The President shall be the chief operating officer of the Company. He shall perform all duties incident to the chief operating officer, and such other duties as from time to time may be assigned to him by the Board.

     (c) The Executive Vice Presidents shall be the next highest ranking officer of the Company and shall perform all duties incident to such office, and such other duties as from time to time may be assigned to him by the President or the Board. In the absence or disability of the President, the Executive Vice Presidents shall perform the duties and exercise the powers of the President.

     (d) Each vice-president shall perform such duties as the Board shall prescribe.

     (e) The Treasurer shall be the Chief Financial Officer of the Company and shall keep regular books of account. He shall make such disbursements of the funds of the Company as are proper and shall render to the Board an account of all such transactions and of the financial condition of the Company as the Board may require.

     (f) The Secretary shall issue all authorized notices for, and shall keep minutes of, all meetings of the shareholders and the Board.

     (g) The Board may from time to time delegate the powers or duties of any officer to any other officer or agents, notwithstanding any provision of this Bylaw 5.

     5.03. Sureties and Bonds. If the Board shall so require, any officer, agent or employee of the Company shall furnish the Company a bond in such sum and with such surety or sureties as the Board may direct, conditioned upon the faithful performance of his duties to the Company and including responsibility for negligence and for the accounting for all property, funds or securities of the Company which may come into his hands.

                                     BYLAW 6
                                     SHARES

     6.01. Non-Certificated Shares. Shares of the Company shall not be certificated.

                                     BYLAW 7
                                  DISTRIBUTIONS

     7.01. Distributions Authorized. The Board may authorize and the Company may make distributions to the shareholders.

     7.02. Record Date, Declaration Date and Payment Date. The Board may fix a record date, declaration date and payment date with respect to any distribution to shareholders. If the Board does not fix the record date for determining shareholders entitled to a distribution (other than one involving repurchase or reacquisition of shares), it is the date the Board authorizes the distribution.

     7.03. Prohibited Distributions. A distribution may not be made if, after giving it effect, the Company would not be able to pay its debts as they become due in the usual course of business.

     7.04. Basis for Determination that Distribution Not Prohibited. The Board may base a determination that a distribution is not prohibited by Bylaw 7.03 either on financial statements prepared on the basis of accounting practices and principles that are reasonable in the circumstances or on a fair valuation or other method that is reasonable in the circumstances.

     7.05. Measuring Effect of Distribution; Date. The effect of a distribution under Bylaw 7.03. is measured:

     (a) In the case of distribution by purchase, redemption, or other acquisition of the Company's shares, as of the earlier of:

          (i) The date money or other property is transferred or debt incurred by the Company; or

          (ii) The date the shareholder ceases to be a shareholder with respect to the acquired shares;

     (b) In the case of any other distribution or indebtedness, as of the date the indebtedness is distributed; and

     (c)  In all other cases, as of:

          (i) The date the distribution is authorized if the payment occurs more than 120 days after the date of authorization; or

          (ii) The date the payment is made if it occurs more than 120 days after the date of authorization.

     7.06. Indebtedness to Shareholder; Priority. The Company's indebtedness to a shareholder incurred by reason of a distribution made in accordance with this Bylaw 7 is at parity with the Company's indebtedness to its general, unsecured creditors except to the extent subordinated by agreement.

     7.07. Distribution In-Kind. Distributions in-kind shall not be permitted, except for:

     (a)  Distributions of readily marketable securities;

     (b) Distributions of beneficial interests in a liquidating trust established for the dissolution of the Company and the liquidation of its assets in accordance with these Bylaws; or

     (c) Distributions of in-kind property which meet all of the following conditions:

          (i) The Directors advise each shareholder of the risks associated with direct ownership of the property;

          (ii) The Directors offer each shareholder the election of receiving in-kind property distributions; and

          (iii) The Directors distribute in-kind property only to those shareholders who accept the Directors' offer.

     7.08. Distribution Reinvestment Plan. The Board may adopt a distribution reinvestment plan which shall, at the minimum, provide for the following:

     (a) All material information regarding the distribution to the shareholders and the effect of reinvesting such distributions, including the tax consequences, shall be provided to the shareholders at least annually; and

     (b) Each shareholder participating in the plan shall have a reasonable opportunity to withdraw from the plan at least annually after receipt of the information set out in Bylaw 7.08(a).

                                     BYLAW 8
                               INVESTMENT POLICIES

     8.01. Prohibited Transactions. The Company shall not:

     (a) Invest more than 10% of its total assets in Unimproved Real Property or mortgage loans on Unimproved Real Property;

     (b) Invest in commodities or commodity future contracts, except for future contracts used solely for hedging purposes in connection with the Company's ordinary business of investing in real estate assets and mortgages;

     (c)  Issue redeemable equity securities;

     (d) Issue debt securities unless the historical debt service coverage (in the most recently completed fiscal year) as adjusted for known changes is sufficient to properly service that higher level of debt;

     (e) Issue options or warrants to purchase its shares to the Adviser, Directors, Sponsor or any Affiliate of such Persons except on the same terms as such options or warrants are sold to the general public. The Company may issue options or warrants to persons not so connected with the Company but not at exercise prices less than the fair market value of such securities on the date of grant and for consideration (which may include services) that in the judgment of the Independent Directors, has a market value less than the value of such option on the date of grant. Options or warrants issuable to the Adviser, Directors or any Affiliate of such persons shall not exceed an amount equal to 10% of the outstanding shares of the Company on the date of grant of any options or warrants;

     (f)  Issue shares on a deferred payment basis or other similar arrangement;

     (g) Allow the aggregate borrowings of the Company to exceed 300% of the Net Assets of the Company, unless a majority of the Independent Directors determine that a higher level of borrowing is appropriate;

     (h) Invest in any joint ventures with the Sponsor, Adviser, Director or any Affiliate of such Person, unless a majority of Directors (including a majority of Independent Directors) not otherwise interested in such transactions approve the transaction as being fair and reasonable to the Company and on substantially the same terms and conditions as those received by other venturers.

     (i) Invest in equity securities unless a majority of Independent Directors, not otherwise interested in the transaction approve the transaction as being fair, competitive and commercially reasonable.

     (j) Act in any way that would disqualify the Company as a real estate investment trust under the Code.

     (k) Invest in or make mortgage loans unless an appraisal is obtained concerning the underlying property except for those loans insured or guaranteed by a government or government agency. In cases in which a majority of the Independent Directors so determine, and in all cases in which the transaction is with the Adviser, Directors, Sponsor or Affiliates of such Persons, such an appraisal must be obtained from an Independent Expert concerning the underlying property. This appraisal shall be maintained in the Company's records for at least five years, and shall be available for inspection and duplication by any shareholder. In addition to the appraisal, a mortgagee's or owner's title insurance policy or commitment as to the priority of the mortgage or the condition of the title must be obtained. Further the Adviser and Directors shall observe the following policies in connection with investing or making mortgage loans:

          (i) The Company shall not invest in real estate contracts of sale, otherwise known as land sale contracts, unless such contracts of sale are in recordable form and appropriately recorded in the chain of title.

          (ii) The Company shall not make or invest in mortgage loans, including construction loans, on any one property if the aggregate amount of all mortgage loans outstanding on the property, including the loans of the Company, would exceed an amount equal to 85% of the appraised value of the property as determined by appraisal unless substantial justification exists because of the presence of other underwriting criteria. For purposes of this the "aggregate amount of all mortgage loans outstanding on the property including the loans of the Company," shall include all interest (excluding contingent participation in income and/or appreciation in value of the mortgaged property), the current payment of which may be deferred pursuant to the terms of such loans, to the extent that deferred interest on each loan exceeds 5% per annum of the principal balance of the loan.

          (iii) The Company shall not make or invest in any mortgage loans that are subordinate to any mortgage or equity interest of the Adviser, Trustees, Sponsors or any Affiliate of the Company.

     (l) Engage in the business of investing, reinvesting, owning, holding or trading in securities, or own Investment Securities having a value exceeding 40 percent of the value of the Company's total assets (exclusive of Government Securities and cash equivalents) on an unconsolidated basis.

     (m) Invest more than 25% of the Company's total assets in securities other than Government Securities and cash equivalents.

     8.02. Sales and Leases to the Company. The Company shall not purchase property from a Sponsor, Adviser, Director or any Affiliate of such a person, unless a majority of Directors (including Independent Directors) not otherwise interested in such transaction approve the transaction as being fair and reasonable to the Company and at a price to the Company no greater than the cost of the asset to such Sponsor, Adviser, Director or by Affiliate of such person, or if the price to the Company is in excess of such cost, that substantial justification for such excess exists and such excess is reasonable. In no event shall the cost of such asset to the Company exceed its current appraised value.

     8.03. Sales and Leases to the Sponsor, the Adviser, the Directors or any Affiliate. Sales and leases to the Sponsor, the Adviser, the Trustees or any Affiliate shall be conducted as follows:

     (a) A Sponsor, Adviser, Director or any Affiliate of such a person shall not acquire assets from the Company unless approved by a majority of the Independent Directors, not otherwise interested in such transaction, approve the transaction as being fair and reasonable to the Company.

     (b) The Company may lease assets to a Sponsor, Advisor, Director or any Affiliate of such person only if approved by a majority of Directors (including a majority of Independent Directors) not otherwise interested in such transaction approve the transaction, as being fair and reasonable to the Company.

     8.04. Loans. Loans shall be transacted as follows:

     (a) No loans may be made by the Company to a Sponsor, Adviser, Director or any Affiliate of such a person except as provided under Bylaw 8.01(k) or to wholly owned subsidiaries of the Company.

     (b) The Company may not lease assets to a Sponsor, Adviser, Trustee or any Affiliate of such a person, unless a majority of Directors (including a majority of Independent Directors), not otherwise interested in such transaction approve the transaction as being fair, competitive and commercially reasonable and no less favorable to the Company than loans between unaffiliated parties under the same circumstances.

     8.05. Other Transactions. All other transactions between the Company, the Sponsor, the Adviser, any Director or any Affiliate shall require approval by a majority of the Directors (including a majority of Independent Directors) not otherwise interested in such transactions as being fair and reasonable to the Company and on terms and conditions not less favorable to the Company than those available from unaffiliated third parties.

     8.06. Short-Term Investments. To the extent that the following investments are not inconsistent with the Company's status as a real estate investment trust under the Code, the Company may prior to acquisition of properties, between the time of receipt of revenues and payment of distributions to shareholders, and at such other times as the officers of the Company determine are necessary or desirable to the efficient management of the Company, invest its cash in certain short-term investments including: interest-bearing bank accounts, certificates of deposits, short-term money-market securities, short-term United States



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

government securities, mortgaged-backed securities guaranteed by the Government National Mortgage Association, mortgages insured by the Federal Housing Administration or guaranteed by the Veterans Administration, mortgage loans or mortgage loan participations. Other short-term investments shall be subject to prior approval by the Board.

     8.07. Amendment. The investment policies set out in Bylaws 8.01 and 8.03 may be altered, amended or repealed only with the consent of a majority of the shareholders.

     8.08. Actions by the Independent Directors of the Company. A majority of the Independent Directors shall determine at least annually that the compensation the Company contracts to pay for management services is reasonable in relation to the nature and quality of services performed and that such compensation is within the limits prescribed in any agreement between the Company and the Adviser. Such determination shall be based upon such factors as the independent directors deem appropriate, including the size of the fee in relation to the size, composition and profitability of the Company's real property interests under management, the rates charged to other real estate investment trusts, as such term is defined under the Code, and to investors other than real estate investment trusts by firms performing similar services, the amount of additional revenues realized by such firm and its affiliates for other services performed for the Company, the quality and extent of services furnished by the Adviser the performance of the Company's properties under management (including income, conservation and appreciation of capital) and the quality of those properties.

     8.09. Minimum Capital. The Sponsor shall contribute minimum capital to the Company as follows:

     (a) Prior to the Company's initial public offering of its shares, the Sponsor, or any Affiliate, shall contribute to the Company an amount not less than the lesser of:

          (i)  10% of the total net assets upon completion of the offering; or

          (ii) $200,000 as an Initial Investment.

     (b) The Sponsor or any Affiliate may not sell this Initial Investment while the Sponsor remains a Sponsor but may transfer the shares to other Affiliates.

     8.10. Appraisal of Real Property. The consideration for real property acquired by the Company shall ordinarily be based on the fair market value of the property as determined by a majority of the Directors. In cases in which a majority of the Independent Directors so determine, and in all cases in which assets are acquired from the Adviser, the Directors, the Sponsor or Affiliates, such fair market value shall be as determined by an Independent Expert selected by the Independent Directors.

                                     BYLAW 9
                         FEES, COMPENSATION AND EXPENSES

     9.01. Acquisition Fees and Acquisition Expenses. Acquisition Fees and Acquisition

Expenses shall be limited as follows:

     (a) The total of all Acquisition Fees and Acquisition Expenses shall be reasonable, and shall not exceed an amount equal to 6% of the contract price of the property, or in the case of a mortgage loan, 6% of the funds advanced.

     (b) Notwithstanding Bylaw 9.01(a), a majority of the Directors (including a majority of the Independent Directors) not otherwise interested in the transaction may approve fees in excess of these limits if they determine the transaction to be commercially competitive, fair and reasonable to the Company.

     9.02. Total Operating Expenses. Total Operating Expenses shall be limited as follows:

     (a) The Total Operating Expenses of the Company shall be reasonable, and shall not exceed in any fiscal year the greater of 2% of its Average Invested Assets or 25% of its Net Income for such year. The Independent Directors shall have the fiduciary responsibility of limiting such expenses unless such Independent Directors shall have made a finding that, based on such unusual and non-recurring factors which they deem sufficient, a higher level of expenses is justified for such year. Any such finding and the reasons in support of such finding shall be reflected in the minutes of the meeting of the Directors during which such finding was made.

     (b) Within 60 days after the end of any fiscal quarter of the Company for which Total Operating Expenses (for the twelve [12] months then ended) exceed 2% of Average Invested Assets or 25% of Net Income, whichever is greater, there shall be sent to the shareholders of the Company a written disclosure of such fact, together with an explanation of the factors the Independent Directors considered in arriving at the conclusion that such higher operating expenses were justified and disclosure is made to shareholders in the next quarterly report of the Company, along with justification of such excess.

     (c) In the event the Independent Directors do not determine such excess expenses are justified, the Adviser shall reimburse the Company at the end of the twelve month period the amount by which the aggregate annual expenses paid or incurred by the Company exceed the limitations set out in this Bylaw 9.02.

     9.03. Real Estate Commissions on Resale of Property. If an Adviser, Director, Sponsor or any Affiliate provides a substantial amount of the services in the effort to sell the property of the Company, then that Person may receive up to one-half of the brokerage paid but in no event to exceed an amount equal to 3% of the contracted for sales price. In addition, the amount paid when added to the sums paid to unaffiliated parties in such a capacity shall not exceed the lesser of the Competitive Real Estate Commission or an amount equal to 6% of the contracted for sales price.

     9.04. Incentive Fees. An interest in the gain from the sale of assets of the Company, for which full consideration is not paid in cash or property of equivalent value, shall be allowed provided the amount or percentage of such interest is reasonable. Such an interest in gain from the sale of Company assets shall be considered presumptively reasonable if it does not exceed 15% of the balance of such net proceeds remaining after payment to shareholders, in the aggregate, of an



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

amount equal to 100% of the original issue price of the shares per year cumulative. For purposes of this Bylaw 9.04, the original issue price of the shares may be reduced by prior cash distributions to shareholders of net proceeds from the sale of Company assets.

     9.05. Organization and Offering Expenses. The Organization and Offering Expenses paid in connection with the Company's formation shall be reasonable, and shall in no event exceed an amount equal to 15% of proceeds raised in the initial public offering of the Company.


                                    BYLAW 10
                       OWNERSHIP AND TRANSFER LIMITATIONS

     10.01. Transferability, Transfer Restrictions and Ownership Limitations. Shares shall be transferable. The Persons in whose names shares are entered on the books of the Company shall be deemed the absolute owners of such shares and, until a Transfer is effected on the books of the Company, the Board shall not be affected by any notice, actual or constructive, of any Transfer. Any issuance, redemption or Transfer of shares which would operate to disqualify the Company as a real estate investment trust under the Code shall be null and void from the beginning.

     10.02. Ownership Limitation. The following ownership limitation shall apply to shares:

     (a) No Person or Persons acting as a group shall Beneficially Own shares in excess of the Ownership Limit.

     (b) Except as provided in Bylaw 10.07, any Transfer of shares which, if effective, would result in any Person Beneficially Owning shares in excess of the Ownership Limit shall be void from the beginning as to the transfer of the shares which would be Beneficially Owned by such Person in excess of the Ownership Limit; the intended Transferee shall acquire no rights in such shares.

     (c) Except as provided in Bylaw 10.09, any Transfer which, if effective, would result in the shares being beneficially owned by fewer than 100 Persons and which would cause the Company to violate the requirement set out in Section 856(a)(5) of the Code shall be void from the beginning as to the Transfer of shares which would be otherwise Beneficially Owned by the Transferee; the intended Transferee shall acquire no rights in such shares.

     (d) Except as provided in Bylaw 10.09, any Transfer which, if effective, would result in the Company being "closely held" within the meaning of
     Section 856(h) of the Code shall be void from the beginning as to the Transfer of the shares which would cause the Company to be "closely held" within the meaning of Section 856(h) of the Code; the intended Transferee shall acquire no rights in such shares.

     (e) Any Transfer which, if effective, would result in the disqualification of the Company as a real estate investment trust by virtue of actual, Beneficial or constructive ownership of shares shall be void from the beginning as to such portion of the Transfer resulting in such potential disqualification; the intended Transferee shall acquire no rights in such shares.

     10.03. Prevention of Transfer. If the Board or its designee shall at any time determine in good faith that a Transfer has taken place in violation of Bylaw 10.02, or that a Person intends to acquire or has attempted to acquire Beneficial Ownership of Bylaw 10.02, the Board or its designee shall take such action as it deems advisable to refuse to give effect to or prevent such Transfer, including, but not limited to, refusing to give effect to such transfer on the books of the Company or instituting proceedings to enjoin such Transfer.

     10.04. Notice to Company. Any Person who acquires or attempts to acquire shares in violation of Bylaw 10.02, shall immediately give written notice or, with respect to a proposed or attempted Transfer, give at least 30 days' prior written notice to the Company of such event and shall provide to the Company such other information as the Company may request in order to determine the effect, if any, of such Transfer or attempted Transfer on the Company's status as a real estate investment trust.

     10.05. Information to be Provided to Company. Certain Beneficial Owners shall provide information to the Company as follows:

     (a) Every Beneficial Owner of more than 5% (or such other percentage, between 0.5% and 5%, as provided in the regulations promulgated pursuant to the Code) of the number or value of issued and outstanding shares shall by January 31 of each year, give written notice to the Company stating the name and address of such Beneficial Owner, the number of shares held by such owner and a description of how such shares are held; each such Beneficial Owner shall provide to the Company such additional information as the Company may reasonably request in order to determine the effect, if any, of such Beneficial Ownership on the Company's qualification as a real estate investment trust under the Code; and

     (b) Each Beneficial Owner and each Person (including the shareholder of record) who is holding shares for a Beneficial Owner shall provide to the Company in writing such information with respect to direct, indirect and constructive ownership of shares as the Board deems reasonably necessary to comply with the provisions of the Code applicable to real estate investment trusts, to determine the Company's status as a real estate investment trust, to comply with the requirements of any taxing authority or governmental agency or to determine such compliance.

     10.06. Other Actions by the Board. Subject to Bylaw 10.02, nothing in this
Article 10 shall limit the authority of the Board to take such other action as it deems necessary or advisable to protect the Company and the interests of its shareholders by preservation of the Company's qualification as a real estate investment trust.

     10.07. Change in Ownership Limit. Subject to the limitations set out in Bylaw 10.08, the Board may from time to time change the Ownership Limit, provided that any decrease may only be made prospectively as to subsequent shareholders (other than a decrease as a result of a retroactive change in existing law which would require a decrease in order for the Company to qualify as a real estate investment trust, in which case such a decrease would be effective immediately).

     10.08. Limitations on Changes in Ownership Limit. Changes in the Ownership Limit shall be limited by the following:

     (a) The Ownership Limit may not be increased if, after giving effect to such increase, five individual Beneficial Owners of shares could Beneficially Own, in the aggregate, more than 49.9% of the issued and outstanding shares of the Company.

     (b) Prior to the modification of any Ownership Limit pursuant to Bylaw 10.07, the Board may require such opinions of counsel, affidavits, undertakings or agreements as it may deem necessary or advisable with regard to the Company's qualification as a real estate investment trust.

     (c)  The Ownership Limit may not be increased above 9.9%.

     10.09. Waiver by the Board. The Board, upon receipt of a ruling from the Internal Revenue Service or an opinion of counsel to the effect that such exemption will not result in the Company being "closely held" within the meaning of Section 856(h) of the Code or such other evidence as the Board deems necessary in its sole discretion, a Person from the Ownership Limit, if the Board obtains such representations may exempt and undertakings from such Person as the Board deems appropriate.


                                    BYLAW 11
                                  MISCELLANEOUS

     11.01. Execution of Instruments. All corporate instruments and documents shall be signed or countersigned, executed, verified or acknowledged by a proper officer or officers or such other person or persons as the Board may from time to time designate.

     11.02. Fiscal Year. The fiscal year of the Company shall be the calendar year.

     11.03. Amendments. These Bylaws may be altered, amended or repealed from time to time by the shareholders or, except as provided in Bylaw 8, by the Board without assent of the shareholders.


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